Exhibit 10.56

                            L. B. FOSTER COMPANY 2005
                            THREE YEAR INCENTIVE PLAN


I.       PURPOSE

     This Plan is designed to further motivate selected corporate officers and to improve corporate performance.

II.      CERTAIN DEFINITIONS

     The terms below shall be defined as follows for the purposes of this Plan. The definitions shall be subject to such adjustments as, from time to time, may be made, by the Committee.

     2.1 "Committee" shall mean the Compensation Committee of the Board of Directors and any successors thereto.

     2.2 "Corporation" shall mean L. B. Foster Company and those subsidiar-ies thereof in which L. B. Foster Company owns 100% of the outstanding common stock.

     2.3      "Fiscal Period" means the 2005, 2006 and 2007 calendar years.

     2.4 "Incentive Award" shall mean the payment made to a Participant under this Plan, after and/or subject to adjustments under this Plan.

     2.5 "Incentive Income" shall mean the Corporation's aggregate pre-tax income for the Fiscal Period determined in accordance with generally accepted accounting principles, but excluding income with respect to the Corporation's investments in the Dakota, Minnesota & Eastern Railroad, LIFO adjustments or other gains, losses, charges or income which the Committee, in its sole discretion, determines to be extraordinary.

     2.6 "Participant" shall mean an officer of the Corporation who is specifically selected by the Committee and who satisfies all of the eligibility requirements set forth in Article III hereof.

     2.7 "Plan" shall mean the L. B. Foster Company 2005 Three Year Incentive Plan, which Plan shall be in effect with respect to the Fiscal Period.
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III.     ELIGIBILITY

     Unless changed or amended by the Committee, an employee shall be deemed a Participant in the Plan only if all of the following requirements are satisfied:

     3.1 A Participant must be an elected officer of the Company who has been selected to participate in the Plan by the Committee.

     3.2       A Participant may not have: (i) been terminated for cause;
               (ii) have resigned (other than due to retirement with the Committee's consent) prior to the date Individual Incentive Awards are paid; (iii), been terminated for any reason whatsoever and have received money from the Corporation in connection with said termination; unless the Corporation agrees in writing that the employee shall remain a Participant in this Plan or (iv) have been primarily employed by Natmaya or Fosmart during the Fiscal Period; provided, however, that the amount of any Incentive Award for a Participant who ceases to be an employee during the Fiscal Period for any reason shall be only in an amount determined in the Committee's discretion and shall be paid to the Participant within the first 75 days of the calendar year following the Participant's termination of employment.

     3.3 As used herein, "cause" to terminate employment shall exist upon (i) the failure of an employee capably to perform his duties with the Corporation; (ii) the engaging by an employee in any criminal act or in other conduct injurious to the Corporation; or (iii) the failure of an employee to follow any of the reasonable directives of the employee's superior(s). The Committee, in its sole judgment, shall determine whether "cause" to terminate employment exists for the purposes of this Plan.

IV.      CALCULATION OF INCENTIVE AWARDS

     4.1        Calculation of Total Amount Available for Incentive Awards

                The total amount available for Incentive Awards shall be calculated by first determining the applicable percentage in the left hand column of the table below (the "Performance PercentagThe Performance Percentage shall be calculated by dividing Incentive Income minus $13,168,000 by $10,341,000. The total amount available for Incentive Awards shall then be calculated by multiplying the percentage in the right hand column (the "Payout Percentage") of the table below, corresponding to the Performance Percentage, by $1,825.000, and then deducting any prior payments made to Participants under Section 3.2.
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        ------------------------------ ----------------------------
                 Performance           Payout (as % of $1,825,000)
                 Percentage
        ------------------------------ ----------------------------

        ------------------------------ ----------------------------
        Less than 70%                                          -0-
        ------------------------------ ----------------------------
        70%                                                  10.0%
        ------------------------------ ----------------------------
        80%                                                  30.0%
        ------------------------------ ----------------------------
        90%                                                  62.5%
        ------------------------------ ----------------------------
        100%                                                100.0%
        ------------------------------ ----------------------------
        110%                                                112.5%
        ------------------------------ ----------------------------
        120%                                                130.0%
        ------------------------------ ----------------------------
        130%                                                150.0%
        ------------------------------ ----------------------------
        150%                                                200.0%
        ------------------------------ ----------------------------

        The calculation of the Payout Percentage shall be adjusted proportionately between the levels in the table to reflect the Performance Percentage actually achieved. For example, if the Performance Percentage was 75%, the corresponding Payout Percentage would be 20%.

4.2      Calculation of Individual Incentive Awards

         Each initial Participant shall be assigned points based upon the Participant's position, as follows:

                 President/CEO                      4 Points
                 Sr. Vice Presidents                2 Points
                 Vice Presidents, Controller        1 Point

         Subsequent Participants, if any, designated by the Committee shall have points assigned to them by the Committee, based, among such other factors as the Committee may deem appropriate, upon the subsequent Participant's position and the time during the Fiscal Period that the Participant held the position. If an initial Participant or a subsequent Participant ceases to be an employee of the Corporation at any time during the Fiscal Period and still meets the eligibility equirements of III, the points assigned to such Participant shall be adjusted downward as the Committee, in its discretion, determines to be appropriate.

         A Participant's Individual Incentive Award shall be calculated by multiplying the total amount available for Incentive Awards under Section 4.1 by a fraction, the numerator of which shall be the Participant's points and the denominator of which shall be the sum of all Participants' points, but subject to the limitations in V.
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         Example:

           The Corporation earns Incentive Income of 24,000,000.
         Participant Smith is assigned two points and the sum of all Participants' points is 17. Participant Smith's Incentive Award would be calculated as follows:

             a.  Calculate Total Amount Available for Incentive Award

                ($24,000,000 - $13,168,000) / $10,341,000 = 105% (Performance
                 Percentage)

             b.  106.25 (Payment Percentage) X $1,825,000 = $1,939,062

             c.  2/17 X $1,939,062 = $228,034 (Individual Incentive Award)

V. LIMITATIONS

                  Notwithstanding any provision herein to the contrary, an Incentive Award payable to any Participant may not exceed twice the Incentive Award that would have been payable to such Participant if the Corporation had achieved a Performance Percentage of 100%, all of the initial Participants had remained Participants for the full Fiscal Period and there were no subsequent Participants. In addition, if the sum of all points assigned to Participants is fewer than 19, the Incentive Awards payable under this Plan shall be adjusted downward in amounts determined by the Committee. Any amounts not paid shall remain the Corporation's property.

VI.      STOCK IN LIEU OF CASH

                  Notwithstanding any other provision of this Plan, the Committee (subject to having received any necessary authorization from the Corporation's shareholders) may substitute shares of the Corporation's Common Stock ("Stock") subject to such restrictions on transferability as the Corporation's legal counsel may deem necessary or appropriate (such restrictions shall provide for no less than a two-year restriction on the voluntary transfer of such stock), in lieu of cash in an amount up to 50% of the Individual Incentive Awards that would otherwise be payable to such Participants under the Plan. The amount of stock to be granted to Participant shall be calculated by the Committee determining the fair market value of such restricted stock (which may include a discount to the stock's then current trading price) and substituting such stock for up to 50% of the cash that otherwise would have been payable to a Participant as an Incentive Award. Cash which would have been payable to Participant, but for this
         Article V, shall not be distributed and shall remain the property of the Corporation.

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VI.      PAYMENT OF AWARDS

                  Payment of Individual Incentive Awards will be made on or before March 15, 2008.

VII.     ADMINISTRATION AND INTERPRETATION OF THE PLAN

                  A determination by the Committee in carrying out, administering or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

                  The Committee may, from time to time, amend the Plan.

                  The Corporation's Internal Audit Department will review and verify the calculation of Incentive Awards.